EXHIBIT 23



                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 1994 appearing on page 32 of Stone Container Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Supplemental Financial Information, which appears on page 66 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Chicago, ILLinois
November 3, 1994